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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in:

i. Registration Statement No. 33-76178 on Form S-8 with respect to the A.P.S., Inc. Partnership Plan;

ii. Registration Statement No. 33-90486 on Form S-8 with respect to the APS Holding Corporation 1990 Employee Stock Option Plan and the APS Holding Corporation 1993 Stock Option Plan; and

iii. Registration Statement No. 33-92566 on Form S-3 with respect to 301,176 shares of APS Holding Corporation Common Stock, par value $.01 per share

iv. Registration Statement No. 333-3982 on Form S-4 with respect to the A.P.S., Inc. Offer to Exchange 11-7/8% Senior Subordinated Notes Due 2006

of our report which is dated May 31, 1996, on our audits of the financial statements of the A.P.S., Inc. Partnership Plan as of December 31, 1995 and 1994 and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.




                     /s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
May 31, 1996